UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 22, 2009

SLM Funding LLC

(Exact name of registrant as specified in its charter)

SLM Student Loan Trust 2005-8

(Exact name of issuer as specified in its charter)

Delaware	333-103545 333-103545-06	61-1466416
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12061 Bluemont Way, V3419, Reston, Virginia		20190
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	703 984-6419

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On July 27, 2009, the terms of the class A-4 notes (the “Notes”) issued by SLM Student Loan Trust 2005-8 are scheduled to be reset from their current terms, in accordance with the terms of the related indenture and remarketing agreement.

Pursuant to the remarketing process, the new spread on the Notes was required to be determined by no later than 3:00 P.M. on July 22, 2009.  However, sufficient committed purchasers were not obtained for all of the tendered notes at the spread proposed by the remarketing agent.  As a result, a failed remarketing has been declared.  Consequently, all existing class A-4 noteholders will be required to retain their Notes on the reset date.  The related interest rate for the Notes will be the failed remarketing rate which is equal to three-month LIBOR plus 0.75% per annum and the related reset period will be three months.  As such, the next applicable reset date will be October 26, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the issuing entity has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: SLM FUNDING LLC

Dated: July 22, 2009	By:	/s/ Mark .D. Rein
Name: Mark D. Rein
Title: Vice President

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